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                                                                   EXHIBIT 10.23

                             EMPLOYMENT AGREEMENT

     This Employment Agreement is entered into as of April 16, 2001, by and between Todd Davis (the "Executive") and Brio Technology, Inc., a Delaware corporation (the "Company").

     1.   Duties and Scope of Employment.
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          (a)  Position. During his employment under this Agreement
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("Employment"), the Company agrees to employ the Executive in the position of
Executive Vice President, Worldwide Operations, based out of his Minneapolis, Minnesota location. As such, the Executive shall report to the Company's President and Chief Executive Officer.

          (b)  Obligations to the Company. During his Employment, the Executive
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agrees to devote his full business efforts and time to the Company and to the best of his ability to loyally and conscientiously perform all of the duties and obligations required of and from him pursuant to the terms hereof. The Executive further agrees that the Company will be entitled to all of the benefits and profits arising from or incident to all his work services and advice, that the Executive will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the President and Chief Executive Officer, and that the Executive will not during his employment directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent the Executive from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than two percent (2%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange or the Nasdaq.

          (c)  No Conflicting Obligations. The Executive represents and warrants
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to the Company that the Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which he or any other person has any right, title or interest and that his Employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employers.

          (d)  Background Check. Employment under the terms of this Employment
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Agreement is contingent upon the successful completion of a background investigation check by the Company. Specifically, the Background check will be limited to verifying the Executive's former employment, his education and certifications and criminal investigation check.

          (e)  Start Date. The Executive shall commence full-time Employment on
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April 16, 2001, (the "Start Date").

     2.   Cash and Incentive Compensation.
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          (a)  Salary. The Company shall pay the Executive as compensation for
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his services a base salary at the rate of not less than $22,916.66 per month
($275,000.00 on an annualized basis),

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payable in accordance with the Company's standard payroll schedule and subject to applicable tax withholding. (The salary specified in this subsection (a), together with any increases in such salary that the Company may grant from time to time, is referred to in this Agreement as the "Base Salary.")

          (b)  Special Sign-on Bonus. The Executive shall be paid a Special
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Sign-On Bonus of $100,000 (the "Special Sign-On Bonus") that will be paid when
Executive signs the Employment Agreement. The terms of the Special Sign-on Bonus will be spelled out in the "Promissory Note" (Attached as Exhibit C). The Special Sign on Bonus will be forgiven by the company on the twelve (12) month anniversary of the Executive's Start Date provided the Executive is an employee of the Company on such date. If, on or before the twelve (12) month anniversary of Executive's Start Date, the Executive's employment with the Company is voluntarily terminated with the Company or the Executive is terminated for Cause, the Executive will be obligated to repay the entire $100,000 Special Sign-On Bonus within thirty (30) days of his termination date. If, on or before the twelve (12) month anniversary of Executive's Start Date, the Executive's employment with the company is terminated Without Cause or for Good Reason, the Executive will not be obligated to repay the Special Sign-On Bonus. The Executive shall not be obligated to repay the Special Sign-On Bonus in the event of the termination of his Employment by either the Company or himself as a result of his death or disability. Forgiveness of the Special Sign on Bonus, if any, under this provision shall result in taxable income to the Executive and the Executive agrees to make adequate provisions for all taxes due on such income.

          (c)  Annual Bonus For FY 2002. The Executive will be eligible to earn
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an annual incentive bonus of $210,000.00 ("Target Bonus"), paid quarterly, in
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$52,500.00 increments. In FY2002 (April 2001-March 2002), fifty percent (50%) of the Target Bonus will be guaranteed and paid quarterly in $26,250.00 increments. For subsequent Annual Bonuses (Bonuses after FY 2002) the Executive will be eligible to earn an annual incentive bonus of seventy-five (75%) percent of the Executive's Base Salary. The Determination of the amount of the remaining Target Bonus earned in FY 2002, if any, will be based upon (i) Executive's achievement of specific MBOs, as established by Executive President and CEO of the Company and measured by the President and CEO of the Company and (ii) the Company's achievement of various financial and/or other goals determined by the President and CEO of the Company. The Target Bonus is subject to applicable tax withholdings and shall be payable in accordance with the Company's normal practices and policies no later than 30 days after the end of each bonus period.

          (d)  Repayment of Relocation Obligation to Former Employer. The
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Company agrees to reimburse the Executive for the repayment of his previously incurred and reimbursed relocation expenses, provided that the Executive provides the Company with applicable documentation stating the relocation reimbursement is required to be refunded to his former employer. In the event Executive is subject to tax due to the reimbursement of repaid moving expenses under federal, state or local law (collectively, "Income Taxes"), the Company shall pay to Executive, on or before the date which Executive is required to pay such Income Taxes, the amount necessary to defray Executive's increased federal, state and local income tax liability arising due to the reimbursement of repaid moving expenses. For purposes of calculating the amount payable to Executive under this paragraph, (i) the federal and state income tax rates used shall be the highest marginal federal and state rates applicable to ordinary income in Executive's state of residence, (ii) any federal income tax deductions or credits available to Executive for state income taxes shall be taken into account, and (iii) the Company shall cause its independent auditors to calculate such amount and provide a copy of such calculation to Executive at least 10 days prior to the date specified above for payment of such amount.

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          (e)  Equity.
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               (i)  Option Grant. The Executive will receive options to purchase
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325,000 shares of Brio Technology common stock in accordance with the Brio 1998
Stock Option Plan (The "Option"). The grant of the Option is subject to and contingent upon requisite Board of Directors approval. The price of the Option Shares will be set on the same date as the Board of Director's approval of the Executive's Option grant. The Board shall meet no later than seven (7) days after the Start Date to approve the grant of the Option. Upon approval by the Board of Directors, and except as otherwise set forth below, the Option will vest in accordance with the Company's standard vesting schedule: 1/4 of the Option Shares will vest and become exercisable on the one-year anniversary of the Executive's Start Date and 1/48 of the Option Shares will vest and become exercisable each month thereafter provided that the Executive remains employed by the Company over such vesting period, such that all of the Option Shares shall be fully vested and exercisable as of the fourth anniversary of the Start Date.

               (A)  Terms of Option. The Option shall be issued pursuant to,
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and, except as otherwise set forth in this Section 2(e), subject to the terms of, the Company's 1998 Stock Option Plan and the standard form of stock option agreement thereunder (copies of which are attached hereto as Exhibit A), which agreement must be executed as a condition of the grant and exercise of the Option.

               (B)  Effect of Termination of Employment in Connection with a
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Change of Control. If, within 6 months prior to or 12 months following a Change
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of Control of the Company, either (i) the Company terminates Executive's
Employment "Without Cause" (as such term is defined in section 7 (a) below) or
(ii) The Executive terminates his employment for Good Reason (as such term is defined in section 7 (b) below), then each of the Executive's outstanding unvested options will become fifty (50%) percent vested as of the termination date.

     3.   Vacation and Executive Benefits. During his Employment, the Executive
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shall be eligible for paid vacation in accordance with the Company's standard policy for other executive officers, as such policy may be amended from time to time, and shall be eligible to participate in any employee benefit plans maintained by the Company for other executive officers, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

     4.   Business Expenses.
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          (a)  During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses, upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. The Company acknowledges that the Executive will be required to travel to the Company's Head Quarters location from time to time because the Executive will be based out of Minneapolis, Minnesota and the Company also acknowledges that all business related travel and lodging will be reimbursed in accordance with the Company's generally applicable policies.

          (b) The Company shall provide Executive with furnished housing in the Santa Clara, California area with the location and type of housing to be mutually agreed upon by the Parties. The lease on such housing shall be in the Executive's name and all expenses, including but not limited to rent, all utilities and phone, shall be billed directly to the Executive. The Company shall also provide

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Executive with a vehicle (of a make and model to be mutually agreed-upon by the
Parties) to be rented or leased in the Executive's name with the cost of such vehicle to be billed directly to the Executive. The Company shall reimburse the Executive for such expenses, upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     5.   At-Will Employment.  The Executive's Employment with the Company shall
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at all times be "at will," which means that either the Executive or the Company may terminate the Executive's Employment at any time, for any or no reason, with or without Cause (as defined below). Any contrary representations that may have been made or may be made to the Executive at any time shall be superseded and governed by this Section 5. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at will" nature of the Executive's Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company.

     6.   Termination Benefits. The Executive shall be entitled to receive
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benefits upon termination of employment only as set forth in this Section 6 and
Section 2(e)(i)(B) as applicable. The Executive's entitlement to such termination benefits shall be conditioned upon the Executive's execution and delivery to the Company of (i) a general release of all claims, (ii) a resignation from all of the Executive's positions with the Company and (iii) an agreement not to engage directly or indirectly or participate in any business or proposed business that is competitive in any manner with the business of the Company for the period of time following termination of the Executive's employment during which the Company is providing termination benefits to Executive as set forth in Section 6(a)(i) (ii) (iii) below.

          (A)  Involuntary Termination. Employment "Without Cause" or the
               -----------------------
Executive resigns with "Good Reason" at any time during his Employment, then the Executive shall be entitled to the following:

               (i)   The Company shall provide Executive with payment of twelve
(12) months of his then-current Base Salary (subject to applicable tax withholding), payable in accordance with the Company's normal payroll practices, and

               (ii) The Company shall pay Executive's group insurance premiums under COBRA for twelve (12) month period immediately following his termination; thereafter, the Executive shall be eligible for COBRA benefits and may elect to continue such coverage at his own expense in accordance with the company's standard policy, and

               (iii) The Company shall accelerate vesting of Executive's stock option(s) such that an additional number of shares of stock equal to the number in which Executive would have vested if his service had continued for an additional twelve (12) months shall immediately vest as of the termination date. Provided, however, that the Termination occurs in connection with a Change of Control, the Executive shall be entitled to the vesting acceleration benefits described in 2(e)(i) above

          (B)  Other Terminations. With respect to any termination of Employment
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other than those described in Section 6(a) or in Section 2(e)(i)(B) above, the
Executive shall not be entitled to any severance benefits and such terminations shall be governed by Section 5 above.

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     7.   Definitions.
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          (a)  "Cause." For all purposes under this Agreement, a termination for
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"Cause" shall mean a good faith determination by the Company that the
Executive's Employment be terminated for any of the following reasons: (i) the Executive's willful act of fraud, embezzlement, dishonesty or other misconduct that materially damages the Company; (ii) the Executive's willful failure to perform his duties to the Company, to follow Company policy as set forth in writing from time to time, or to follow the legal directives of the Company (other than failure to meet performance goals, objectives or measures), in each case in a manner that results in material damage to the Company, that is not corrected within thirty (30) days following written notice thereof to Executive by the Company's Chief Executive Officer, such notice to state with specificity the nature of the failure and the actions required of Executive to rectify the failure; provided that if such failure cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Executive within such period and may be corrected within a reasonable period thereafter; (iii) the Executive's misappropriation of any material assets of the Company; (iv) the Executive's conviction of, or a plea of "Guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;
(v) the Executive's willful and material breach of any agreement with the Company, that is not corrected within thirty (30) days following written notice thereof to Executive by the Company's Chief Executive Officer, such notice to state with specificity the nature of the breach and the actions required of Executive to cure the breach; provided that if such breach cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Executive within such period and may be corrected within a reasonable period thereafter; and (vi) the Executive's willful use or unauthorized disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Executive owes an obligation of nondisclosure as a result of his relationship with the Company.

          (b)  "Good Reason." For all purposes under this Agreement, "Good
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Reason" for the Executive's resignation will exist if he resigns within 60 days of the occurrence of any of the following without the Executive's written consent: (i) any reduction in his Base Salary or Target Bonus; (ii) any material reduction in his benefits; (iii) a change in his position with the Company or a successor company that materially reduces his stature; (iv) a material breach by the Company of its obligations to the Executive under this Agreement, that is not corrected within thirty (30) days following written notice thereof to the Company by the Executive, such notice to state with specificity the nature of the failure; provided that if such failure cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Company within such period and may be corrected within a reasonable period thereafter; or (v) any request by the Company (which the Executive does not accept) to move his base of operations to any location greater than fifty (50) miles from Minneapolis, Minnesota. A resignation by the Executive under any other circumstances or for any other reasons will be a resignation "Without Good Reason."

     8.   Confidentiality Agreement.  The Executive shall sign a Confidential
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Information and Invention Assignment Agreement (the "Confidentiality Agreement")
in the form attached hereto as Exhibit B. The Executive hereby represents and warrants to the Company that he will comply with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of the Executive's employment relationship with the Company.

     9.   Successors.
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          (a) Company's Successors.  This Agreement shall be binding upon any
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successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

          (b) Executive's Successors.  This Agreement and all rights of the
              ----------------------
Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10.  Miscellaneous Provisions.
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          (a) No Duty to Mitigate.  Executive shall not be required to mitigate
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the amount of any payment contemplated by this agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this agreement, shall any such payment be reduced by any earnings that the Executive may receive from any other source.

          (b) Notice.  Notices and all other communications contemplated by
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this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters.

          (c) Modifications and Waivers.  No provision of this Agreement shall
              -------------------------
be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by the Company's Chief Executive Officer (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (d) Whole Agreement.  No other agreements, representations or
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understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement, the Confidentiality Agreement, and the stock option agreement and stock plan documents, contain the entire understanding of the parties with respect to the subject matter hereof.

          (e) Taxes.  All Payments made under this Agreement shall be subject to
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reduction to reflect taxes of other charges required to be withheld by law, unless otherwise specified in this Agreement.

          (f) Choice of Law.  The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California (except provisions governing the choice of law).

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          (g) Severability.  The invalidity or unenforceability of any provision
              ------------
or provisions of this Agreement shall not effect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (h) No Assignment. This Agreement and all rights and obligations of
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the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

          (i) Arbitration. Any dispute or claim arising out of or in connection
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with this Agreement will be finally settled by binding arbitration in San
Francisco, California in accordance with the rule of the American Arbitration Association by one arbitrator appointed in accordance with said rules. In any action to enforce this agreement the prevailing party shall be reimbursed for all of the costs of the arbitration filing and hearing fees, the cost of the arbitrator and any reasonable attorney and legal fees. The foregoing sentence notwithstanding, Executive shall not be required to expend any cost, including attorney's fees, to enforce the provisions of this Agreement; thus, in the event Executive brings a claim to enforce his rights under this Agreement in connection with or following a Change of Control, the Company shall reimburse Executive for all legal expenses incurred to enforce this Agreement in connection with or following a Change of Control. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules or statutory arbitration, to the resolution of any dispute. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 10(i) shall not apply to any dispute or claim relating to the Confidentiality Agreement.

          (j) Headings.  The headings of the paragraphs contained in this
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Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

          (k) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                    Todd Davis

                                    /s/ Todd Davis
                                    ---------------------------------------
                                        Todd Davis


                                    BRIO TECHNOLOGY, INC.

                                    By: /s/ Craig Brennan
                                        -----------------------------------

                                    Title:  President and CEO
                                          ---------------------------------